CONTACT:	FOR IMMEDIATE RELEASE
David L. Horstmann	July 29, 2013
Executive Vice President
Interim Chief Financial Officer
(563) 589-1972
davidhorstmann@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS SECOND QUARTER 2013 RESULTS

Quarterly Highlights

▪	Net income of $9.6 million or diluted earnings per common share of $0.54
▪	Return on average common equity of 11.28%
▪	Net interest margin of 3.71%
▪	Provision for loan and lease losses decreased $1.1 million or 38% over second quarter 2012
▪	Loan growth of $42.5 million or 6% annualized since March 31, 2013
▪	Announced merger agreement with Morrill Bancshares, Inc.
▪	Completed repurchase of minority shares in Minnesota Bank & Trust

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income (in millions)	$9.6	$14.0	$22.1	$26.8
Net income available to common stockholders (in millions)	9.4	12.9	21.4	24.8
Diluted earnings per common share	0.54	0.77	1.25	1.48

Return on average assets	0.76%	1.20%	0.88%	1.16%
Return on average common equity	11.28	18.28	13.19	17.78
Net interest margin	3.71	4.05	3.74	4.14

“Heartland reported a good second quarter of 2013 with earnings of $9.6 million. We were pleased to see new loan demand in the quarter and our net interest margin held up reasonably well. While mortgage loan originations increased over the same period of 2012, the recent rise in long-term interest rates negatively impacted the gains on sale of residential mortgage loans.”

Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, July 29, 2013-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $9.6 million for the quarter ended June 30, 2013, which was a decrease from the $14.0 million recorded for the second quarter of 2012. Net income available to common stockholders was $9.4 million, or $0.54 per diluted common share, for the quarter ended June 30, 2013, compared to $12.9 million, or $0.77 per diluted common share, for the second quarter of 2012. Return on average common equity was 11.28% and return on average assets was 0.76% for the second quarter of 2013, compared to 18.28% and 1.20%, respectively, for the same quarter in 2012.

Earnings for the second quarter of 2013 were below Heartland's quarterly earnings record set in the second quarter of 2012, primarily as a result of a $3.6 million decrease in gains on sale of loans and a $2.9 million decrease in securities gains, coupled with a $4.1 million increase in salaries and employee benefits. Positively affecting earnings for the second quarter of 2013, in comparison to the second quarter of 2012, were an increase in net interest income, a reduction in provision for loan and lease losses and an increase in loan servicing income. Loan growth picked up during the second quarter of 2013.

Commenting on Heartland's second quarter results, Lynn B. Fuller, Heartland's chairman, president and chief executive officer said, “Heartland reported a good second quarter of 2013 with earnings of $9.6 million. We were pleased to see new loan demand in the quarter and our net interest margin held up reasonably well. While mortgage loan originations increased over the same period of 2012, the recent rise in long-term interest rates negatively impacted the gains on sale of residential mortgage loans."

Net income recorded for the first six months of 2013 was $22.1 million, compared to $26.8 million recorded during the first six months of 2012. Net income available to common stockholders was $21.4 million, or $1.25 per diluted common share, for the six months ended June 30, 2013, compared to $24.8 million, or $1.48 per diluted common share, earned during the first six months of 2012. Return on average common equity was 13.19% and return on average assets was 0.88% for the first six months of 2013, compared to 17.78% and 1.16%, respectively, for the same period in 2012.

Earnings for the first six months of 2013, in comparison to the first six months of 2012, were positively affected by an increase in net interest income, a lower provision for loan and lease losses and an increase in loan servicing income. The first quarter of 2012 noninterest income included $2.0 million in equity earnings from the sale of two low-income housing projects within partnerships in which Dubuque Bank and Trust Company was a member. In addition to the absence of comparable other noninterest income during the first half of 2013, reduced securities gains and significant increases in salaries and employee benefits, occupancy and furniture and equipment expenses offset the improvements discussed above.

Net Interest Margin Percentage Remains Stable; Increases in Dollars

Net interest margin, expressed as a percentage of average earning assets, was 3.71% during the second quarter of 2013 compared to 3.77% during the first quarter of 2013 and 4.05% for the second quarter of 2012. For the six-month periods ended June 30, net interest margin was 3.74% during 2013 and 4.14% during 2012.

Fuller said, “We are pleased to see net interest margin hold relatively steady at 3.71% in the second quarter compared to the previous quarter. Going forward, we expect margin to stay in its current range as some opportunity remains in reducing deposit cost while an increase in loan volume will benefit interest income.”

On a tax-equivalent basis, interest income in the second quarter of 2013 was $50.2 million compared to $48.8 million in the second quarter of 2012, an increase of $1.4 million or 3%. For the first six months of 2013, interest income on a tax-equivalent basis was $100.2 million compared to $98.7 million during the same period in 2012, an increase of $1.5 million or 1%. Average earning assets increased $591.6 million or 15% during the second quarter of 2013 compared to the second quarter of 2012 and $605.6 million or 16% during the first six months of 2013 compared to the same period in 2012, with approximately $225.0 million of the growth in both periods attributable to the three acquisitions completed during the second half of 2012. The average interest rate earned on total average earning assets was 4.51% during the second quarter of 2013 compared to 5.07% during the second quarter of 2012. For the first six months of the year, the average interest rate earned on these assets was 4.56% during 2013 compared to 5.19% during 2012.

Interest expense for the second quarter of 2013 was $8.9 million, a decrease of $1.0 million or 10% from $9.9 million in the second quarter of 2012. On a six-month comparative basis, interest expense decreased $2.0 million or

10%. Even though average interest bearing liabilities increased $293.6 million or 9% for the quarter ended June 30, 2013, as compared to the same quarter in 2012, and $312.5 million or 10% for the six-month period ended on June 30, 2013, as compared to the same six-month period in 2012, the average interest rate paid on Heartland's deposits and borrowings declined 22 basis points during the quarterly period under comparison and 24 basis points during the six-month period under comparison. Contributing to this improvement in interest expense was a continued change in the mix of deposits. Average savings balances, the lowest cost interest bearing deposits, as a percentage of total average interest bearing deposits, were 70% during both the second quarter and first six-month periods of 2013 compared to 69% for both the second quarter and first six-month periods of 2012. Additionally, the average interest rate paid on savings deposits was 0.30% during the second quarter and 0.32% during the first six months of 2013 compared to 0.40% during both the second quarter and first six months of 2012.

Net interest income on a tax-equivalent basis totaled $41.3 million during the second quarter of 2013, an increase of $2.3 million or 6% from the $39.0 million recorded during the second quarter of 2012. For the first six months of 2013, net interest income on a tax-equivalent basis was $82.3 million, an increase of $3.5 million or 4% from the $78.8 million recorded during the first six months of 2012.

Decrease in Noninterest Income; Increase in Noninterest Expenses

Noninterest income was $24.9 million during the second quarter of 2013 compared to $28.3 million during the second quarter of 2012, a decrease of $3.4 million or 12%. For the six-month period ended June 30, noninterest income was $51.3 million in 2013 compared to $51.7 million in 2012, a decrease of $340,000 or 1%. Although noninterest income was negatively affected by decreased securities gains and gains on sale of loans in both the quarterly and six-month comparative periods, these decreases were partially offset by increases in loan servicing income and other fee income categories. Gains on sale of loans totaled $9.1 million during the second quarter of 2013 compared to $12.7 million during the second quarter of 2012, a decrease of $3.6 million or 28%. During the first six months of 2013, gains on sale of loans totaled $19.0 million compared to $21.2 million during the first six months of 2012, a $2.2 million or 10% decrease. Gains on sale of loans result primarily from the gain or loss on sales of mortgage loans into the secondary market, related fees and fair value marks on the associated derivatives. The volume of residential mortgage loans sold totaled $445.5 million during the second quarter of 2013 compared to $360.7 million during the second quarter of 2012, and totaled $870.4 million during the first six months of 2013 compared to $604.6 million during the first six months of 2012. Securities gains totaled $2.1 million during the second quarter of 2013 compared to $5.0 million during the second quarter of 2012, and totaled $5.5 million during the first six months of 2013 compared to $8.9 million during the first six months of 2012. Offsetting, in part, the securities gains during the first six months of 2012 was an impairment loss on securities totaling $981,000 recorded during the first quarter of 2012. Other noninterest income totaled $1.4 million during the first six months of 2013 compared to $2.7 million during the first six months of 2012. Included in other noninterest income during the first quarter of 2012 was $2.0 million in equity earnings which resulted from the sale of two low-income housing projects within partnerships in which Dubuque Bank and Trust Company was a member.

Loan servicing income increased $1.0 million or 34% for the second quarter of 2013 as compared to the second quarter of 2012 as mortgage servicing rights income, which is influenced by market interest rates for home mortgage loans and the level of residential loans Heartland originates and sells into the secondary market, increased significantly. For the first six months of 2013 compared to the first six months of 2012, loan servicing income increased $2.7 million or 55%. Loan servicing income also includes the fees collected for the servicing of mortgage loans for others, which is dependent upon the aggregate outstanding balance of these loans, rather than quarterly production and sale of mortgage loans. Fees collected for the servicing of mortgage loans for others were $1.6 million during the second quarter of 2013 compared to $1.0 million during the second quarter of 2012, and $3.0 million during the first six months of 2013 compared to $2.0 million during the first six months of 2012. The portfolio of mortgage loans serviced for others by Heartland totaled $2.70 billion at June 30, 2013, compared to $1.78 billion at June 30, 2012.

As reflected in the table below, on a sequential quarterly basis, residential mortgage loan originations and the gains on sale of residential mortgage loans and the mortgage servicing rights income they create, decreased in the first two quarters of 2013 as compared to the last two quarters of 2012. These decreases resulted primarily from the seasonality typically experienced in mortgage loan activity during the first quarter of the year, coupled with an increase in residential mortgage loan interest rates. Heartland believes long term success in the mortgage banking business depends on its ability to shift toward the origination of loans for the purchase of new homes versus the refinance of mortgages on existing homes. For the second quarter of 2013, refinancing activity represented 50% of total mortgage loan originations compared to 70% during the first quarter of 2013, 71% during the fourth quarter of 2012, 64% during the third quarter of 2012 and 58% during the second quarter of 2012.

The following table summarizes Heartland's residential mortgage loan activity during the most recent five quarters, in thousands:

	As Of and For the Quarter Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Mortgage Servicing Fees	$1,613	$1,430	$1,304	$1,123	$1,037
Mortgage Servicing Rights Income	3,965	3,245	3,535	3,316	2,614
Mortgage Servicing Rights Amortization	(1,976)	(1,761)	(1,871)	(1,896)	(1,112)
Total Residential Mortgage Loan Servicing Income	$3,602	$2,914	$2,968	$2,543	$2,539
Valuation Adjustment on Mortgage Servicing Rights	$—	$496	$197	$(493)	$(194)
Gains On Sale of Residential Mortgage Loans	$9,005	$9,641	$13,966	$13,750	$12,689
Total Residential Mortgage Loan Applications	$653,461	$556,890	$645,603	$672,382	$638,595
Residential Mortgage Loans Originated	$470,813	$432,974	$490,525	$488,658	$374,743
Residential Mortgage Loans Sold	$445,452	$424,931	$478,280	$448,704	$360,743
Residential Mortgage Loan Servicing Portfolio	$2,695,484	$2,349,596	$2,199,486	$1,963,567	$1,776,912

For the second quarter of 2013, noninterest expense totaled $48.8 million, an increase of $7.3 million or 18% from the same quarter of 2012. For the six-month period ended June 30, noninterest expense totaled $95.5 million in 2013 compared to $81.6 million in 2012, a $13.9 million or 17% increase. Contributing to these increases in noninterest expense were a $4.1 million or 16% increase in salaries and employee benefits for the quarter and a $9.9 million or 20% increase for the six-month period, a large portion of which resulted from the expansion of Heartland's residential loan origination operations, with a smaller portion attributable to the additional employees joining Heartland through the acquisitions completed during the last two quarters of 2012. Full-time equivalent employees totaled 1,550 on June 30, 2013, compared to 1,321 on June 30, 2012. Also contributing to the increases in noninterest expense were additional occupancy, furniture and equipment, professional fees and other noninterest expenses.

Fuller commented, “Our Heartland Mortgage unit continues to produce solid revenue for our banks, though at a somewhat slower pace than last year. Our mortgage origination focus is shifting toward a stronger purchase market as the refinancing wave begins to slow. As a result, we are seeing a positive shift in loan servicing income.”

Heartland's effective tax rate was 28.46% for the first six months of 2013 compared to 33.19% for the first six months of 2012. Federal low-income housing tax credits included in Heartland's effective tax rate totaled $399,000 during the first six months of both 2013 and 2012. Heartland's effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 28.02% during the first six months of 2013 compared to 15.87% during the first six months of 2012. The tax-equivalent adjustment for this tax-exempt interest income was $4.7 million during the first six months of 2013 compared to $3.4 million during the first six months of 2012.

Slight Increase in Loans; Slight Decrease in Deposits, With Improved Mix

Total assets were $4.96 billion at June 30, 2013, a decrease of $30.8 million since December 31, 2012. Securities represented 32% of total assets at June 30, 2013, compared to 31% at year-end 2012.

Total loans and leases held to maturity were $2.83 billion at June 30, 2013, compared to $2.82 billion at year-end 2012, an increase of $10.8 million or 1% annualized. Loan demand picked up during the second quarter of 2013, resulting in growth of $42.5 million or 6% annualized. Commercial and commercial real estate loans, which totaled $2.00 billion at June 30, 2013, increased $3.4 million or less than 1% annualized since year-end 2012, with $14.1 million occurring during the second quarter. Residential mortgage loans, which totaled $248.6 million at June 30, 2013, decreased $1.1 million or 1% annualized since year-end 2012, with growth of $8.2 million occurring during the second quarter. Agricultural and agricultural real estate loans, which totaled $327.5 million at June 30, 2013, decreased $821,000 or 1% annualized since year-end 2012, with growth of $12.9 million occurring during the second quarter. Consumer loans, which totaled $254.8 million at June 30, 2013, increased $9.1 million or 7% annualized since year-end 2012, with $7.8 million occurring during the second quarter.

“After a slow first quarter, loan demand resumed in the second quarter, resulting in year-to-date net growth of $11 million. We continue to focus on loan growth as our primary strategy to achieve increased earnings.” added Fuller.

Fuller also noted, “Our participation in the Small Business Lending Fund provides added incentive for the Heartland member banks to originate small business loans. As a result of our success in growing qualifying loans, the cost on our $81.7 million of SBLF preferred stock is now 1%. Consistent with our business purpose, the SBLF allows Heartland to provide affordable credit to small commercial and agricultural clients, which in turn helps to increase employment and assist the economic recovery in the communities we serve.”

Total deposits were $3.84 billion at June 30, 2013, compared to $3.85 billion at year-end 2012, a decrease of $4.5 million or less than 1% annualized. Demand deposits totaled $1.03 billion at June 30, 2013, an increase of $55.6 million or 11% annualized since year-end 2012. Savings deposits decreased $25.5 million or 3% annualized since year-end 2012 and certificates of deposit decreased $34.6 million or 8% annualized. The composition of Heartland's deposits continued its positive trend as no-cost demand deposits as a percentage of total deposits was 27% at June 30, 2013, compared to 25% at both March 31, 2013, and December 31, 2012, while higher-cost certificates of deposit as a percentage of total deposits was 22% at both June 30, 2013, and March 31, 2013, compared to 23% at December 31, 2012.

Fuller said, “While deposit growth has slowed this year, we continue to see a very favorable shift in our deposit mix through the growth of demand deposits which now represent 27% of our deposits.”

Common stockholders' equity was $313.4 million at June 30, 2013, compared to $320.1 million at year-end 2012. Book value per common share was $18.51 at June 30, 2013, compared to $19.02 at year-end 2012. Changes in common stockholders' equity and book value per common share are the result of earnings, dividends paid, stock transactions and mark-to-market adjustment for unrealized gains and losses on securities available for sale. As a result of increases in market interest rates on many debt securities during the second quarter of 2013, Heartland's unrealized gains and losses on securities available for sale, net of applicable taxes, were at an unrealized loss of $7.5 million at June 30, 2013, compared to an unrealized gain of $17.4 million at March 31, 2013, and $20.5 million at December 31, 2012.

Decrease in Provision for Loan Losses; Increase in Nonperforming Loans During the Quarter

The allowance for loan and lease losses at June 30, 2013, was 1.33% of loans and leases and 91.74% of nonperforming loans compared to 1.37% of loans and leases and 89.71% of nonperforming loans at December 31, 2012, and 1.58% of loans and leases and 92.40% of nonperforming loans at June 30, 2012. The provision for loan losses was $1.9 million for the second quarter of 2013 compared to $3.0 million for the second quarter of 2012, a decrease of $1.1 million or 38%, primarily as a result of reduced charge-offs and reductions in the level of nonperforming and substandard loans. For the first six months of 2013, provision for loan losses was $2.5 million compared to $5.4 million for the first six months of 2012, a $2.9 million or 53% reduction. As historic losses have continued to trend downward and overall economic conditions have improved, the required allowance for loan and lease losses has continued to decrease resulting in the related provision expense being reduced.

Nonperforming loans, exclusive of those covered under loss sharing agreements, were $41.0 million or 1.45% of total loans and leases at June 30, 2013, compared to $32.8 million or 1.18% of total loans and leases at March 31, 2013, $43.2 million or 1.53% of total loans and leases at December 31, 2012, and $44.8 million or 1.71% of total loans and leases at June 30, 2012. Approximately 58%, or $23.7 million, of Heartland's nonperforming loans have individual loan balances exceeding $1.0 million. These nonperforming loans, to an aggregate of 6 borrowers, are evenly distributed between the Western and Midwestern states, with $7.1 million originated by Wisconsin Bank & Trust, $4.7 million originated by Dubuque Bank and Trust Company, $4.4 million originated by New Mexico Bank & Trust, $4.0 million originated by Rocky Mountain Bank and $3.4 million originated by Summit Bank & Trust. The portion of Heartland's nonperforming loans covered by government guarantees was $414,000 at June 30, 2013. The industry breakdown for nonperforming loans with individual balances exceeding $1.0 million, as identified using the North American Industry Classification System (NAICS), was $8.4 million for lot and land development and $7.1 million for grain/cattle operation. The remaining $8.2 million was distributed among two other industry categories.

Delinquencies in each of the loan portfolios continue to be well-managed and no significant adverse trends were identified during the second quarter of 2013. Loans delinquent 30 to 89 days as a percent of total loans were 0.29% at June 30, 2013, compared to 0.48% at March 31, 2013, 0.32% at December 31, 2012, 0.53% at September 30, 2012, and 0.46% at June 30, 2012.

Other real estate owned was $34.8 million at June 30, 2013, compared to $36.7 million at March 31, 2013, and $35.8 million at December 31, 2012. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues to market these properties through an orderly liquidation process instead of a quick liquidation process in order to avoid discounts greater than the projected carrying costs. During 2013, $5.3 million of other real estate owned was sold during the second quarter and $8.6 million during the first six months.

The schedules below summarize the changes in Heartland's nonperforming assets, including those covered by loss share agreements, during the second quarter of 2013 and the first six months of 2013, in thousands:

	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
March 31, 2013	$33,446	$36,704	$1,059	$71,209
Loan foreclosures	(5,936)	5,867	69	—
Net loan charge offs	(1,767)	—	—	(1,767)
New nonperforming loans	18,471	—	—	18,471
Reduction of nonperforming loans(1)	(2,634)	—	—	(2,634)
OREO/Repossessed assets sales proceeds	—	(5,546)	(407)	(5,953)
OREO/Repossessed assets writedowns, net	—	(2,262)	(22)	(2,284)
Net activity at Citizens Finance Co.	—	—	(96)	(96)
June 30, 2013	$41,580	$34,763	$603	$76,946

(1) Includes principal reductions and transfers to performing status.

	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
December 31, 2012	$44,415	$35,822	$542	$80,779
Loan foreclosures	(11,266)	10,710	556	—
Net loan charge offs	(3,591)	—	—	(3,591)
New nonperforming loans	21,833	—	—	21,833
Reduction of nonperforming loans(1)	(9,811)	—	—	(9,811)
OREO/Repossessed assets sales proceeds	—	(8,838)	(438)	(9,276)
OREO/Repossessed assets writedowns, net	—	(2,931)	(45)	(2,976)
Net activity at Citizens Finance Co.	—	—	(12)	(12)
June 30, 2013	$41,580	$34,763	$603	$76,946

(1) Includes principal reductions and transfers to performing status.

Net charge-offs on loans during the second quarter of 2013 were $1.8 million compared to $923,000 during the second quarter of 2012.

“Following several quarters of steady improvement, nonperforming assets ticked up slightly from the previous quarter, though still at a lower level than we experienced during the downturn.” Fuller concluded.

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. If you are unable to participate on the call, a replay will be available until July 28, 2014, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc., one of Forbes 2013 "Best Banks in America," is a $5.0 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 67 banking locations in 46 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota and loan production offices in California, Nevada, Wyoming, Idaho and North Dakota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xii) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Interest Income
Interest and fees on loans and leases	$39,726	$39,382	$79,553	$77,781
Interest on securities:
Taxable	4,712	5,026	9,371	12,598
Nontaxable	3,360	2,619	6,558	4,890
Interest on federal funds sold	—	1	—	1
Interest on deposits in other financial institutions	2	2	6	2
Total Interest Income	47,800	47,030	95,488	95,272
Interest Expense
Interest on deposits	5,066	5,604	10,142	11,379
Interest on short-term borrowings	108	224	256	437
Interest on other borrowings	3,702	4,025	7,499	8,086
Total Interest Expense	8,876	9,853	17,897	19,902
Net Interest Income	38,924	37,177	77,591	75,370
Provision for loan and lease losses	1,862	3,000	2,499	5,354
Net Interest Income After Provision for Loan and Lease Losses	37,062	34,177	75,092	70,016
Noninterest Income
Service charges and fees	4,280	3,712	8,288	7,296
Loan servicing income	4,106	3,056	7,477	4,816
Trust fees	2,942	2,660	5,846	5,273
Brokerage and insurance commissions	1,087	939	2,038	1,849
Securities gain (loss), net	2,067	4,951	5,494	8,894
Gain (loss) on trading account securities	262	49	576	46
Impairment loss on securities	—	—	—	(981)
Gains on sale of loans	9,083	12,689	18,995	21,191
Valuation adjustment on mortgage servicing rights	—	(194)	496	(181)
Income on bank owned life insurance	315	267	720	749
Other noninterest income	716	149	1,396	2,714
Total Noninterest Income	24,858	28,278	51,326	51,666
Noninterest Expense
Salaries and employee benefits	29,516	25,384	59,256	49,380
Occupancy	3,224	2,534	6,409	5,016
Furniture and equipment	2,065	1,517	4,116	2,963
Professional fees	4,233	3,961	7,776	6,721
FDIC insurance assessments	861	807	1,763	1,671
Advertising	1,248	1,304	2,476	2,375
Intangible assets amortization	198	122	398	253
Net loss on repossessed assets	2,477	1,307	3,817	4,211
Other noninterest expenses	4,944	4,523	9,502	9,009
Total Noninterest Expense	48,766	41,459	95,513	81,599
Income Before Income Taxes	13,154	20,996	30,905	40,083
Income taxes	3,598	7,032	8,797	13,304
Net Income	9,556	13,964	22,108	26,779
Net (income) loss attributable to noncontrolling interest, net of tax	—	(7)	(64)	19
Net Income Attributable to Heartland	9,556	13,957	22,044	26,798
Preferred dividends and discount	(205)	(1,021)	(613)	(2,042)
Net Income Available to Common Stockholders	$9,351	$12,936	$21,431	$24,756
Earnings per common share-diluted	$0.54	$0.77	$1.25	$1.48
Weighted average shares outstanding-diluted	17,203,924	16,717,846	17,193,446	16,722,005

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Interest Income
Interest and fees on loans and leases	$39,726	$39,827	$39,510	$39,208	$39,382
Interest on securities:
Taxable	4,712	4,659	5,079	4,452	5,026
Nontaxable	3,360	3,198	2,912	2,896	2,619
Interest on federal funds sold	—	—	3	—	1
Interest on deposits in other financial institutions	2	4	3	3	2
Total Interest Income	47,800	47,688	47,507	46,559	47,030
Interest Expense
Interest on deposits	5,066	5,076	5,347	5,504	5,604
Interest on short-term borrowings	108	148	166	215	224
Interest on other borrowings	3,702	3,797	4,020	4,028	4,025
Total Interest Expense	8,876	9,021	9,533	9,747	9,853
Net Interest Income	38,924	38,667	37,974	36,812	37,177
Provision for loan and lease losses	1,862	637	3,350	(502)	3,000
Net Interest Income After Provision for Loan and Lease Losses	37,062	38,030	34,624	37,314	34,177
Noninterest Income
Service charges and fees	4,280	4,008	4,002	3,944	3,712
Loan servicing income	4,106	3,371	3,468	3,016	3,056
Trust fees	2,942	2,904	2,538	2,667	2,660
Brokerage and insurance commissions	1,087	951	945	908	939
Securities gain (loss), net	2,067	3,427	(108)	5,212	4,951
Gain (loss) on trading account securities	262	314	164	(163)	49
Impairment loss on securities	—	—	—	—	—
Gains on sale of loans	9,083	9,912	14,257	13,750	12,689
Valuation adjustment on mortgage servicing rights	—	496	197	(493)	(194)
Income on bank owned life insurance	315	405	311	382	267
Other noninterest income	716	680	1,456	543	149
Total Noninterest Income	24,858	26,468	27,230	29,766	28,278
Noninterest Expense
Salaries and employee benefits	29,516	29,740	29,283	27,064	25,384
Occupancy	3,224	3,185	3,017	2,596	2,534
Furniture and equipment	2,065	2,051	1,822	1,541	1,517
Professional fees	4,233	3,543	4,400	4,217	3,961
FDIC insurance assessments	861	902	810	811	807
Advertising	1,248	1,228	1,736	1,183	1,304
Intangible assets amortization	198	200	163	146	122
Net loss on repossessed assets	2,477	1,340	1,983	3,775	1,307
Other noninterest expenses	4,944	4,558	11,409	5,826	4,523
Total Noninterest Expense	48,766	46,747	54,623	47,159	41,459
Income Before Income Taxes	13,154	17,751	7,231	19,921	20,996
Income taxes	3,598	5,199	(2,258)	6,338	7,032
Net Income	9,556	12,552	9,489	13,583	13,964
Net (income) loss attributable to noncontrolling interest, net of tax	—	(64)	(82)	4	(7)
Net Income Attributable to Heartland	9,556	12,488	9,407	13,587	13,957
Preferred dividends and discount	(205)	(408)	(409)	(949)	(1,021)
Net Income Available to Common Stockholders	$9,351	$12,080	$8,998	$12,638	$12,936
Earnings per common share-diluted	$0.54	$0.70	$0.54	$0.75	$0.77
Weighted average shares outstanding-diluted	17,203,924	17,187,180	16,812,947	16,745,968	16,717,846

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Assets
Cash and cash equivalents	$112,097	$74,587	$168,054	$191,126	$82,831
Time deposits in other financial institutions	3,605	3,605	—	—	—
Securities	1,578,573	1,580,719	1,561,957	1,332,082	1,331,088
Loans held for sale	88,541	91,708	96,165	99,429	73,284
Loans and leases:
Held to maturity	2,832,377	2,789,893	2,821,549	2,647,959	2,629,597
Loans covered by loss share agreements	6,275	6,741	7,253	8,511	9,567
Allowance for loan and lease losses	(37,623)	(37,528)	(38,715)	(40,401)	(41,439)
Loans and leases, net	2,801,029	2,759,106	2,790,087	2,616,069	2,597,725
Premises, furniture and equipment, net	129,938	128,411	128,294	120,334	114,823
Goodwill	30,627	30,627	30,627	26,590	25,909
Other intangible assets, net	22,056	20,266	18,486	15,612	14,295
Cash surrender value on life insurance	75,992	75,907	75,480	72,853	72,448
Other real estate, net	34,763	36,704	35,822	36,139	37,941
FDIC indemnification asset	282	528	749	1,238	1,148
Other assets	82,253	98,390	84,832	81,725	76,192
Total Assets	$4,959,756	$4,900,558	$4,990,553	$4,593,197	$4,427,684
Liabilities and Equity
Liabilities
Deposits:
Demand	$1,029,784	$971,142	$974,232	$877,790	$799,548
Savings	1,978,962	2,022,625	2,004,438	1,809,776	1,734,155
Time	832,388	848,689	866,990	815,470	801,204
Total deposits	3,841,134	3,842,456	3,845,660	3,503,036	3,334,907
Short-term borrowings	339,181	202,694	224,626	245,308	249,485
Other borrowings	336,332	336,577	389,025	377,536	377,543
Accrued expenses and other liabilities	47,974	104,857	126,703	72,571	90,755
Total Liabilities	4,564,621	4,486,584	4,586,014	4,198,451	4,052,690
Equity
Preferred equity	81,698	81,698	81,698	81,698	81,698
Common equity	313,437	329,478	320,107	310,396	290,640
Total Heartland Stockholders' Equity	395,135	411,176	401,805	392,094	372,338
Noncontrolling interest	—	2,798	2,734	2,652	2,656
Total Equity	395,135	413,974	404,539	394,746	374,994
Total Liabilities and Equity	$4,959,756	$4,900,558	$4,990,553	$4,593,197	$4,427,684
Common Share Data
Book value per common share	$18.51	$19.54	$19.02	$18.81	$17.65
ASC 320 effect on book value per common share	$(0.44)	$1.03	$1.21	$1.46	$0.98
Common shares outstanding, net of treasury stock	16,934,161	16,865,919	16,827,835	16,505,241	16,467,889
Tangible Capital Ratio(1)	5.69%	6.09%	5.78%	6.18%	5.98%

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Average Balances
Assets	$4,932,852	$4,350,916	$4,911,556	$4,289,341
Loans and leases, net of unearned	2,905,778	2,675,694	2,891,449	2,626,562
Deposits	3,871,945	3,291,293	3,836,731	3,246,183
Earning assets	4,461,923	3,870,360	4,433,182	3,827,534
Interest bearing liabilities	3,433,686	3,140,063	3,423,221	3,110,702
Common stockholders' equity	332,386	284,610	327,629	279,943
Total stockholders' equity	414,976	368,960	411,150	364,302
Tangible common stockholders' equity	299,225	257,212	294,366	252,477

Earnings Performance Ratios
Annualized return on average assets	0.76%	1.20%	0.88%	1.16%
Annualized return on average common equity	11.28%	18.28%	13.19%	17.78%
Annualized return on average common tangible equity	12.53%	20.23%	14.68%	19.72%
Annualized net interest margin (1)	3.71%	4.05%	3.74%	4.14%
Efficiency ratio (2)	76.08%	66.56%	74.57%	67.12%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains. This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Average Balances
Assets	$4,932,852	$4,890,023	$4,739,887	$4,532,302	$4,350,916
Loans and leases, net of unearned	2,905,778	2,876,960	2,803,361	2,727,806	2,675,694
Deposits	3,871,945	3,801,125	3,674,507	3,415,810	3,291,293
Earning assets	4,461,923	4,404,119	4,171,475	4,019,601	3,870,360
Interest bearing liabilities	3,433,686	3,412,641	3,330,270	3,235,440	3,140,063
Common stockholders' equity	332,386	322,820	316,073	299,408	284,610
Total stockholders' equity	414,976	407,282	400,442	383,763	368,960
Tangible common stockholders' equity	299,225	289,453	288,359	272,078	257,212

Earnings Performance Ratios
Annualized return on average assets	0.76%	1.00%	0.76%	1.11%	1.20%
Annualized return on average common equity	11.28%	15.18%	11.33%	16.79%	18.28%
Annualized return on average common tangible equity	12.53%	16.93%	12.41%	18.48%	20.23%
Annualized net interest margin (1)	3.71%	3.77%	3.81%	3.84%	4.05%
Efficiency ratio (2)	76.08%	73.06%	81.13%	74.47%	66.56%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains. This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$2,004,883	$1,990,818	$2,001,492	$1,902,588	$1,904,286
Residential mortgage	248,604	240,453	249,689	228,972	220,084
Agricultural and agricultural real estate	327,490	314,606	328,311	283,697	279,285
Consumer	254,825	246,996	245,678	236,619	230,594
Unearned discount and deferred loan fees	(3,425)	(2,980)	(3,621)	(3,917)	(4,652)
Total loans and leases held to maturity	$2,832,377	$2,789,893	$2,821,549	$2,647,959	$2,629,597
Loans covered under loss share agreements:
Commercial and commercial real estate	$2,519	$2,738	$3,074	$3,772	4,497
Residential mortgage	2,493	2,722	2,645	3,099	3,309
Agricultural and agricultural real estate	441	453	748	863	858
Consumer	822	828	786	777	903
Total loans and leases covered under loss share agreements	$6,275	$6,741	$7,253	$8,511	$9,567
Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$41,003	$32,356	$43,156	$40,743	$44,845
Loans and leases past due ninety days or more as to interest or principal payments	6	454	—	—	—
Other real estate owned	33,709	35,697	35,470	35,994	37,709
Other repossessed assets	603	1,059	542	496	465
Total nonperforming assets not covered under loss share agreements	$75,321	$69,566	$79,168	$77,233	$83,019
Performing troubled debt restructured loans	$32,661	$24,473	$21,121	$22,385	$24,715
Covered under loss share agreements:
Nonaccrual loans	$571	636	1,259	2,236	2,862
Other real estate owned	1,054	1,007	352	145	232
Total nonperforming assets covered under loss share agreements	$1,625	$1,643	$1,611	$2,381	$3,094
Allowance for Loan and Lease Losses
Balance, beginning of period	$37,528	38,715	40,401	41,439	39,362
Provision for loan and lease losses	1,862	637	3,350	(502)	3,000
Charge-offs on loans not covered by loss share agreements	(2,742)	(3,041)	(7,455)	(2,785)	(2,219)
Charge-offs on loans covered by loss share agreements	(31)	(23)	(137)	(265)	(35)
Recoveries	1,006	$1,240	$2,556	$2,514	$1,331
Balance, end of period	$37,623	$37,528	$38,715	$40,401	$41,439
Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	1.45%	1.18%	1.53%	1.54%	1.71%
Ratio of nonperforming assets to total assets	1.52%	1.42%	1.59%	1.68%	1.87%
Annualized ratio of net loan charge-offs to average loans and leases	0.24%	0.26%	0.71%	0.08%	0.14%
Allowance for loan and lease losses as a percent of loans and leases	1.33%	1.35%	1.37%	1.53%	1.58%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	91.74%	114.38%	89.71%	99.16%	92.40%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	June 30, 2013			June 30, 2012
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,191,838	$4,712	1.59%	$954,684	$5,026	2.12%
Nontaxable(1)	392,298	5,169	5.28	272,561	4,029	5.95
Total securities	1,584,136	9,881	2.50	1,227,245	9,055	2.97
Interest bearing deposits	9,607	2	0.08	6,587	1	0.06
Federal funds sold	160	—	—	1,433	2	0.56
Loans and leases:
Commercial and commercial real estate(1)	1,998,000	25,266	5.07	1,882,140	25,203	5.39
Residential mortgage	334,706	3,473	4.16	290,702	3,322	4.60
Agricultural and agricultural real estate(1)	322,438	4,204	5.23	276,557	3,929	5.71
Consumer	250,634	5,926	9.48	226,295	5,793	10.30
Fees on loans		1,436	—		1,510	—
Less: allowance for loan and lease losses	(37,758)	—	—	(40,599)	—	—
Net loans and leases	2,868,020	40,305	5.64	2,635,095	39,757	6.07
Total earning assets	4,461,923	50,188	4.51%	3,870,360	48,815	5.07%
Nonearning Assets	470,929			480,556
Total Assets	$4,932,852	$50,188		$4,350,916	$48,815
Interest Bearing Liabilities
Savings	$2,011,051	$1,509	0.30%	$1,726,357	$1,718	0.40%
Time, $100,000 and over	313,760	1,169	1.49	255,701	1,195	1.88
Other time deposits	528,775	2,388	1.81	520,140	2,691	2.08
Short-term borrowings	243,665	108	0.18	260,523	224	0.35
Other borrowings	336,435	3,702	4.41	377,342	4,025	4.29
Total interest bearing liabilities	3,433,686	8,876	1.04%	3,140,063	9,853	1.26%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,018,359			789,095
Accrued interest and other liabilities	65,831			52,798
Total noninterest bearing liabilities	1,084,190			841,893
Stockholders' Equity	414,976			368,960
Total Liabilities and Stockholders' Equity	$4,932,852			$4,350,916
Net interest income(1)		$41,312			$38,962
Net interest spread(1)			3.47%			3.81%
Net interest income to total earning assets(1)			3.71%			4.05%
Interest bearing liabilities to earning assets	76.96%			81.13%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Six Months Ended
	June 30, 2013			June 30, 2012
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,188,223	$9,371	1.59%	$987,956	$12,598	2.56%
Nontaxable(1)	381,644	10,089	5.33	245,922	7,523	6.15
Total securities	1,569,867	19,460	2.50	1,233,878	20,121	3.28
Interest bearing deposits	9,298	6	0.13	5,205	1	0.04
Federal funds sold	893	—	—	790	2	0.51
Loans and leases:
Commercial and commercial real estate(1)	1,990,270	50,826	5.15	1,854,937	50,198	5.44
Residential mortgage	334,227	6,912	4.17	277,649	6,438	4.66
Agricultural and agricultural real estate(1)	318,827	8,568	5.42	271,660	7,862	5.82
Consumer	248,125	11,750	9.55	222,316	11,170	10.10
Fees on loans		2,630	—		2,905	—
Less: allowance for loan and lease losses	(38,325)	—	—	(38,901)	—	—
Net loans and leases	2,853,124	80,686	5.70	2,587,661	78,573	6.11
Total earning assets	4,433,182	100,152	4.56%	3,827,534	98,697	5.19%
Nonearning Assets	478,374			461,807
Total Assets	$4,911,556	$100,152		$4,289,341	$98,697
Interest Bearing Liabilities
Savings	$1,986,381	$3,142	0.32%	$1,703,004	$3,381	0.40%
Time, $100,000 and over	314,755	2,339	1.50	251,548	2,423	1.94
Other time deposits	539,644	4,661	1.74	526,647	5,575	2.13
Short-term borrowings	236,747	256	0.22	253,807	437	0.35
Other borrowings	345,694	7,499	4.37	375,696	8,086	4.33
Total interest bearing liabilities	3,423,221	17,897	1.05%	3,110,702	19,902	1.29%
Noninterest Bearing Liabilities
Noninterest bearing deposits	995,951			764,984
Accrued interest and other liabilities	81,234			49,353
Total noninterest bearing liabilities	1,077,185			814,337
Stockholders' Equity	411,150			364,302
Total Liabilities and Stockholders' Equity	$4,911,556			$4,289,341
Net interest income(1)		$82,255			$78,795
Net interest spread(1)			3.51%			3.90%
Net interest income to total earning assets(1)			3.74%			4.14%
Interest bearing liabilities to earning assets	77.22%			81.27%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Total Assets
Dubuque Bank and Trust Company	$1,512,215	$1,436,744	$1,482,504	$1,478,943	$1,385,409
New Mexico Bank & Trust	1,029,360	1,010,607	1,026,952	973,177	998,172
Wisconsin Bank & Trust	643,727	651,277	691,715	511,580	497,372
Riverside Community Bank	450,915	422,352	450,863	424,044	360,654
Rocky Mountain Bank	448,855	457,389	465,614	435,283	443,493
Arizona Bank & Trust	393,829	404,518	307,871	275,053	268,103
Galena State Bank & Trust Co.	290,388	294,484	295,226	295,222	309,516
Minnesota Bank & Trust	164,714	127,044	126,421	109,586	101,704
Summit Bank & Trust	118,049	115,649	119,752	104,066	102,875
Total Deposits
Dubuque Bank and Trust Company	$1,122,506	$1,123,323	$1,150,141	$1,089,125	$959,273
New Mexico Bank & Trust	748,345	716,938	721,445	720,520	725,537
Wisconsin Bank & Trust	527,762	533,956	549,773	424,146	415,277
Riverside Community Bank	334,248	352,189	344,005	335,899	305,120
Rocky Mountain Bank	367,707	380,024	372,135	354,396	356,046
Arizona Bank & Trust	321,813	339,797	243,044	216,851	211,318
Galena State Bank & Trust Co.	245,324	235,000	245,554	247,334	257,800
Minnesota Bank & Trust	145,246	111,886	109,862	91,179	77,119
Summit Bank & Trust	102,891	100,617	93,318	88,540	83,977
Net Income (Loss)
Dubuque Bank and Trust Company	$3,694	$2,872	$5,581	$5,485	$8,463
New Mexico Bank & Trust	2,520	3,444	1,354	4,395	1,592
Wisconsin Bank & Trust	1,534	2,544	638	1,943	1,547
Riverside Community Bank	240	827	482	607	914
Rocky Mountain Bank	854	1,175	2,029	1,315	2,089
Arizona Bank & Trust	1,568	1,714	1,346	1,534	981
Galena State Bank & Trust Co.	981	1,270	929	938	1,149
Minnesota Bank & Trust	196	320	412	(15)	35
Summit Bank & Trust	(242)	(45)	(69)	(1)	(100)
Return on Average Assets
Dubuque Bank and Trust Company	1.00%	0.81%	1.34%	1.50%	2.39%
New Mexico Bank & Trust	0.99	1.38	0.53	1.78	0.66
Wisconsin Bank & Trust	0.96	1.58	0.44	1.53	1.27
Riverside Community Bank	0.21	0.77	0.46	0.57	1.05
Rocky Mountain Bank	0.75	1.03	1.86	1.21	1.94
Arizona Bank & Trust	1.59	1.69	1.87	2.22	1.56
Galena State Bank & Trust Co.	1.35	1.82	1.25	1.24	1.58
Minnesota Bank & Trust	0.55	1.03	1.41	(0.06)	0.15
Summit Bank & Trust	(0.85)	(0.16)	(0.25)	—	(0.40)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.23%	3.37%	3.57%	3.61%	3.67%
New Mexico Bank & Trust	3.53	3.56	3.51	3.50	3.69
Wisconsin Bank & Trust	4.25	4.34	4.16	4.04	4.38
Riverside Community Bank	2.89	2.80	3.02	2.44	3.38
Rocky Mountain Bank	3.96	3.82	4.26	4.35	4.68
Arizona Bank & Trust	4.29	4.25	3.89	3.76	4.19
Galena State Bank & Trust Co.	3.48	3.69	3.31	3.50	3.42
Minnesota Bank & Trust	3.30	3.68	4.04	4.47	4.57
Summit Bank & Trust	3.57	3.89	3.62	3.75	3.89

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$828,088	$803,084	$814,400	$827,065	$824,830
New Mexico Bank & Trust	501,373	490,691	497,837	490,102	500,296
Wisconsin Bank & Trust	442,184	445,869	446,214	355,670	353,152
Riverside Community Bank	174,498	167,776	166,852	155,191	158,186
Rocky Mountain Bank	285,900	272,385	278,252	286,138	280,137
Arizona Bank & Trust	251,416	249,642	189,314	185,186	177,953
Galena State Bank & Trust Co.	169,306	170,500	176,109	172,530	169,160
Minnesota Bank & Trust	89,121	89,876	90,729	85,860	80,815
Summit Bank & Trust	75,869	77,305	77,264	67,909	67,932
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$8,858	$8,758	$9,217	$9,760	$9,454
New Mexico Bank & Trust	6,619	6,381	6,837	7,834	8,705
Wisconsin Bank & Trust	4,420	4,248	4,164	3,719	3,695
Riverside Community Bank	2,924	3,174	3,240	3,122	3,114
Rocky Mountain Bank	4,404	4,009	4,072	4,135	4,325
Arizona Bank & Trust	3,573	4,065	4,444	4,723	5,390
Galena State Bank & Trust Co.	1,759	1,856	2,031	1,932	1,808
Minnesota Bank & Trust	944	920	961	915	822
Summit Bank & Trust	1,222	1,339	1,204	1,478	1,370
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$9,612	$2,234	$2,783	$2,378	$2,508
New Mexico Bank & Trust	8,606	8,228	10,711	8,455	10,856
Wisconsin Bank & Trust	7,921	3,875	5,433	6,673	7,463
Riverside Community Bank	2,769	3,118	3,473	4,685	5,222
Rocky Mountain Bank	5,997	6,130	8,174	6,167	6,005
Arizona Bank & Trust	2,240	3,378	3,549	5,409	5,645
Galena State Bank & Trust Co.	1,246	3,087	5,080	3,242	3,778
Minnesota Bank & Trust	3	4	5	5	6
Summit Bank & Trust	1,897	2,001	3,159	2,913	2,691
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.07%	1.09%	1.13%	1.18%	1.15%
New Mexico Bank & Trust	1.32	1.30	1.37	1.60	1.74
Wisconsin Bank & Trust	1.00	0.95	0.93	1.05	1.05
Riverside Community Bank	1.68	1.89	1.94	2.01	1.97
Rocky Mountain Bank	1.54	1.47	1.46	1.45	1.54
Arizona Bank & Trust	1.42	1.63	2.35	2.55	3.03
Galena State Bank & Trust Co.	1.04	1.09	1.15	1.12	1.07
Minnesota Bank & Trust	1.06	1.02	1.06	1.07	1.02
Summit Bank & Trust	1.61	1.73	1.56	2.18	2.02